MGP INGREDIENTS, INC. 1300 Main Street, P.O. Box 130 - Atchison, Kansas 66002-0130 913.367.1480 - 800.255.0302 - Fax 913.367.0192 www.mgpingredients.com - Symbol/Market MGPI/NASDAQ	NEWS RELEASE

For Immediate Release

MGP Ingredients, Inc. Schedules Third Quarter 2003
Financial Release Date, Conference Call

           ATCHISON, Kan., April 16, 2003 – MGP Ingredients, Inc. will report its fiscal 2003 third quarter financial results after the close of the market on Wednesday, May 7, to be followed by an investor conference call at 10 a.m. central time on Thursday, May 8.

           Participating in the conference call will be Ladd Seaberg, President and Chief Executive Officer; Steve Pickman, Vice President of Corporate Relations; Brian Cahill, Vice President and Chief Financial Officer; and Mike Trautschold, Executive Vice President of Marketing and Sales. They will review the company’s third quarter results.

           Stockholders and other interested persons may listen to the conference call via telephone by dialing (888) 417-2310 before 9:55 a.m. central time, or access it on the Internet at www.mgpingredients.com.

           In business for more than half a century, MGP Ingredients, Inc. is a recognized pioneer in the development and production of natural grain-based products. The company has facilities in Atchison, Kan., Pekin, Ill., and Kansas City, Kan. that utilize the latest technologies to assure high quality products and to maintain efficient production and service capabilities.

###